Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-163818 and 333-51538) on Form S-8 of our report dated June 23, 2017, appearing in this Annual Report on Form 11-K of The Bank of Greene County Employees’ Savings & Profit Sharing Plan and Trust for the year ended December 31, 2016.

/s/Bonadio & Co., LLP
Bonadio & Co., LLP
Syracuse, New York
June 23, 2017